UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On April 29, 2016, Aemetis, Inc. (the “Company”), and EdenIQ Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EdenIQ, Inc., a Delaware corporation (“EdenIQ”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into EdenIQ with EdenIQ continuing as the surviving corporation in the merger (the “Merger”). At or after closing, Aemetis will pay:

(i)	one million shares of Aemetis common stock,

(ii)	an amount of cash or stock, at the election of EdenIQ stockholders, with a value of two million dollars,

(iii)	eight million dollars in cash, payable in quarterly installments of $500,000 during the years 2017-2020, and

(iv)
an annual payment equal to 20 percent of the Free Cash Flow (as defined in the Merger Agreement) per year of EdenIQ, which amount (a) shall not exceed four million dollars in any calendar year and (b) will be made for each calendar year commencing 2017 and ending 2020, and the payment in respect of the calendar year 2020 shall be subject to certain adjustments, provided that the aggregate of (iii) and (iv) shall not exceed $18 million.

The Merger Agreement contains customary representations, warranties and covenants, including: (i) the conduct of the business of EdenIQ and its subsidiaries prior to the consummation of the Merger; (ii) the use of the parties’ reasonable best efforts to cause the Merger to be consummated. The representations, warranties, covenants and agreements of the Company and EdenIQ contained in the Merger Agreement have been made (i) only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to the other party in disclosure letters delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included as an exhibit to this Current Report on Form 8-K only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated herein by reference. It is expected that the shares of Aemetis common stock issued in connection with the Merger (the "Merger Shares") will be issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended, or another available exemption from registration as we may determine. In issuing the Merger Shares, we will rely upon the representations and warranties of EdenIQ’s stockholders in support of the satisfaction of the conditions contained in Regulation D or such other available exemption from registration.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of April 29, 2016, by and among Aemetis, Inc., EdenIQ Acquisition Corp., and EdenIQ, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

May 5, 2016	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer